EXHIBIT 99.1

Contacts:	Investor Relations	Media Relations
	Derrick Nueman	Joe McGurk - Sloane & Company
	408-519-9677	212-446-1874
	dnueman@tivo.com	jmcgurk@sloanepr.com

TiVo Announces Pricing of Private Offering of $200 Million 2% Convertible Senior Notes

•	Majority of proceeds to fund share repurchases, including approximately $42 million in concurrent share repurchases, and offset most of the potential dilution of existing convertible debt;

•	Repurchases are separate from previously announced $350 million share repurchase program.

SAN JOSE, CA – September 17, 2014 – TiVo Inc. (NASDAQ: TIVO) announced today the pricing of its private offering of $200 million aggregate principal amount of 2% Convertible Senior Notes due 2021 to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. TiVo has granted the initial purchasers a 30-day option to purchase up to an additional $30 million aggregate principal amount of notes to cover over-allotments, if any. The offering is expected to close on September 22, 2014, subject to certain closing conditions.

Conversion, Interest and Other Transaction Details

•	We expect that the combined impact of the notes offering and the use of proceeds based on the terms summarized below will be anti-dilutive.

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The notes will be TiVo's unsecured senior obligations and will pay interest semi-annually at a rate of 2% per year. The holders of the notes will have the ability to require TiVo to repurchase the notes in whole or in part for cash in the event of a fundamental change. In such case, the repurchase price would generally be 100% of the principal amount of the notes plus any accrued and unpaid interest.

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The initial conversion price will be approximately $17.82 per share, representing a conversion premium of approximately 30% based on the closing sale price of $13.71 per share of TiVo's common stock on the Nasdaq Global Select Market on September 16, 2014.

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Additionally, TiVo has entered into convertible note hedge transactions with multiple counterparties, including the initial purchasers and/or their affiliates (the "hedge counterparties"), and in connection therewith, TiVo has entered into separate privately negotiated warrant transactions with the hedge counterparties. The strike price of the convertible note hedge transactions is initially equal to the conversion price of the notes. The strike price of the warrant transactions related to the notes is initially $24.00 per share, which is approximately 75% above the closing sale price of TiVo's common stock on September 16, 2014.

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The notes will be convertible into cash, shares of TiVo's common stock, or a combination of the two, at TiVo's election, at an initial conversion rate of 56.1073 shares per $1,000 principal amount of notes.

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Following certain corporate transactions that occur prior to the maturity date, TiVo will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate transaction.

Net Proceeds and Their Intended Use

TiVo intends to use the net proceeds from the offering of the notes (i) for general corporate purposes, including share repurchases which are expected to offset most of the potential dilution of TiVo’s existing convertible debt (including the concurrent repurchase described in (ii) below), (ii) to fund the immediate repurchase of approximately $42 million of common stock in privately negotiated transactions through one of the initial purchasers conducted concurrently with the pricing of the notes (the price per share of the common stock repurchased in such transactions is equal to the last reported sale price of TiVo's common stock on the Nasdaq Global Select Market on September 16, 2014, which equals $13.71 per share of TiVo's common stock), and (iii) to fund the cost of convertible note hedge transactions (after such cost is partially offset by the proceeds that TiVo receives from entering into the warrant transactions) with certain hedge counterparties, as described below. Any repurchases funded by the proceeds of this offering are separate from TiVo's previously announced $350 million share repurchase program.

Privately Negotiated Convertible Note Hedge and Warrant Transactions

TiVo has also entered into the convertible note hedge transactions and warrant transactions with the hedge counterparties. The strike price of the convertible note hedge transactions is initially equal to the conversion price of the notes. The strike price of the warrant transactions related to the notes is initially $24.00 per share, which is approximately 75% above the closing sale price of TiVo's common stock on September 16, 2014.

These convertible note hedge transactions are expected to reduce the potential dilution with respect to TiVo's common stock upon conversion of the notes or offset any cash payments TiVo is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes; however, the warrant transactions could have a dilutive effect with respect to TiVo's common stock to the extent that the market price per share of TiVo's common stock exceeds the strike price of the warrants.

TiVo has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates expect to purchase shares of TiVo's common stock or enter into various derivative transactions with respect to TiVo's common stock concurrently with, or shortly after, the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of TiVo's common stock or the notes.

In addition, the hedge counterparties may modify their hedge positions (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by TiVo on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to TiVo's common stock or purchasing or selling common stock or other securities of TiVo in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. The effect, if any, of these activities on the market price of TiVo's common stock or the notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.

General

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and any common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the expected closing date of the offering of the convertible senior notes and the expected use of the net proceeds. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include the conditions affecting the capital markets, general economic, industry, or political conditions, the satisfaction of customary closing conditions related to the offering, as well as the other potential factors described under "Risk Factors" in TiVo's public reports filed with the Securities and Exchange Commission, including TiVo's Annual Report on Form 10-K for the fiscal year ended January 31, 2014, Quarterly Reports on Form 10-Q for periods ended April 30, 2014 and July 31, 2014, and Current Reports on Form 8-K. TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.